Exhibit 99.1

Sonus Networks Announces Preliminary 2004 Fourth Quarter Financial Results

    CHELMSFORD, Mass.--(BUSINESS WIRE)--March 3, 2005--Sonus Networks (Nasdaq:SONS), a leading supplier of service provider voice over IP
(VoIP) infrastructure solutions, today reported its preliminary financial results for its fourth quarter of the fiscal year ended December 31, 2004.
    Sonus expects to report for the fourth quarter of fiscal 2004 revenues of between $43 million - $46 million and earnings of between $0.02 - $0.03 per diluted share. The company generated positive cash flow in the fourth quarter and ended the year with $313 million in cash, cash equivalents and marketable securities.
    The company has determined to wait to report its full financial results until the completion of the audit of its financial statements and the filing of its Annual Report on Form 10-K. The company has been working diligently to complete its fiscal 2004 audited financial results and its internal controls assessment and testing as required by Section 404 of Sarbanes-Oxley. While the company has made considerable progress, it does not expect to have final, audited financial results until it files its Form 10-K. In light of previously reported material weaknesses in its internal control over financial reporting, the company believes it is prudent to report its full financial results after its audit has been completed and it files its audited financial statements. The preliminary results reported in this release may be subject to change in connection with the completion of the company's audited financial statements. While there can be no assurances it will do so, the company expects to timely file its Form 10-K by March 16, 2005.
    "Sonus made important advances in many dimensions of our business in 2004," said Hassan Ahmed, chairman and CEO, Sonus Networks. "During the year, we expanded our customer base with new deployments at some of the world's most dynamic service providers, including SOFTBANK BB Corp, AT&T Corporation and AT&T Wireless. We launched important channel relationships with industry leaders, Motorola, Marconi and China Putian. Finally, we expect to be profitable on an annual basis and generated positive cash flow, ending the year with a strong balance sheet. When Sonus reports its complete financial statements for the fourth quarter and year end, we look forward to providing more detail on our progress during the fourth quarter."

    Sarbanes-Oxley Update

    In connection with the company's 2004 year-end financial review, the company has been assessing and testing its internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley. Based on its assessment and testing, company management will conclude that there were material weaknesses in Sonus' internal control over financial reporting as of December 31, 2004. Management's assessment of Sonus' internal control will be included in the company's Form 10-K.

    Conference Call and Webcast Information

    Sonus Networks will host a conference call today, March 03, 2005, beginning at 4:45 p.m. Eastern time. To listen via telephone, the dial-in number is (888) 882-0115 or (415) 537-1985. Sonus will also host a live webcast of the conference call. To access the webcast, visit www.sonusnet.com, Corporate, Investor Relations. A telephone playback of the call will be available following the conference and can be accessed by calling (800) 633-8284 or (402) 977-9140. The reservation number for the replay is 21228369. The telephone playback will be available through Thursday, March 17, 2005. The webcast will be also available on the Sonus Networks Investor Relations site through Friday, March 03, 2006. To access the replay of the webcast, visit www.sonusnet.com (http://www.sonusnet.com), Corporate, Investor Relations.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its Open Services Architecture (OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking and tandem switching, residential and business access, network border switching and enhanced services. Sonus' voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Risk Factors" section of Sonus' Annual Report on Form 10-K/A dated July 28, 2004 and filed with the SEC, and the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated November 9, 2004 and filed with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition, Sonus' financial results are not considered final until the filing of the company's annual report on Form 10-K with the SEC and there can be no assurance that the company will timely file its Form 10-K. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.
    Sonus is a registered trademark of Sonus Networks. Open Services Architecture, GSX9000, Insignus and Sonus Insight are trademarks of Sonus Networks. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

    CONTACT: Investor Relations:
             Sonus Networks
             Jocelyn Philbrook, 978-589-8672
             jphilbrook@sonusnet.com
                 or
             Media Relations:
             Laureen McGowan, 617-275-6515
             lmcgowan@greenoughcom.com